UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

LNB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

Shareholders for a Better Bank

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Shareholders for a Better Bank
8500 Station Street, Suite 113
Mentor, Ohio 44060
Phone: 440-951-1111
Fax: 440-255-8645
March 11, 2008
Dear Fellow Shareholders of LNB Bancorp,
Shareholders for a Better Bank is asking for your support in connection with a special meeting of shareholders of LNB Bancorp, Inc. to be held on March 18, 2008. We previously sent you our proxy statement and BLUE proxy card that contain important information and a detailed discussion of our proposals to be voted on at the special meeting. We urge you to read these materials carefully.
Since November 2007, we have spent considerable time and effort to cause LNB to call this special meeting. Despite LNB’s efforts to keep us from calling this special meeting, we prevailed. However, LNB is still denying its shareholders the right to vote on our proposals at the special meeting. LNB contends that only the proposals set forth in their notice of the meeting and in their proxy statement will be acted upon at the meeting. The proposals outlined in LNB’s proxy statement are not the proposals that we are asking you to vote on at this special meeting. We are asking you to only vote on the proposals in our proxy statement and not the proposals of LNB. We believe that LNB has an obligation to us and to you, its shareholders, to allow shareholders to vote on the proposals contained in our proxy statement.
We believe that LNB is attempting to disenfranchise its shareholders and further entrench its board of directors — spending over $300,000 to keep shareholders from even voting on our proposals. LNB is telling you that if you vote for our proposals then your vote will not count. We believe that LNB is wrong and we intend to fight to ensure that your votes count.
On February 26, 2008, Mr. Osborne, a member of the committee, filed suit against LNB with respect to LNB’s proxy statement for this special meeting. While we were unsuccessful in obtaining a temporary restraining order, the complaint still seeks a permanent injunction that would, among other things, compel LNB to count all of the votes on our proposals. However, if LNB is successful in denying our proposals, then votes on our proposals will not count. Conversely, if we are successful, then votes on LNB’s proxy card will not count.
What is LNB afraid of? Why is LNB going to such lengths to deny you your right to vote on our proposals? Is LNB afraid of democracy?
We don’t know the answer to these questions but we do know that we are disappointed in LNB’s performance and that LNB must take immediate steps to maximize shareholder value for all shareholders. The numbers speak for themselves. Net income has declined 28% from 2003 to 2007.
LNB’s stock price has also been affected by its poor financial performance, as reflected in the following graph.

LNB’s management will tell you that they have a long-term plan. We don’t believe that LNB’s “plan” is working. LNB’s shareholders have stood by long enough while shareholder value has steadily eroded under the present board.
If, like us, you are dissatisfied with the performance of the current board, voice your opinion and vote FOR our proposals and our nominees on our BLUE proxy card.
Your vote is important, no matter how many or how few share you own. We urge you to sign, date and return the enclosed BLUE proxy card today to cast your votes FOR our proposals and our nominees. Time is short. Please vote today!
IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR BLUE PROXY CARD OR NEED ADDITIONAL COPIES OF OUR PROXY MATERIALS, PLEASE CONTACT OUR PROXY SOLICITOR, D.F. KING, AT THE PHONE NUMBERS LISTED BELOW:
D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Shareholders call toll free: 800-549-6746
Banks and Brokers call collect: 212-269-5550
Fax: 212-809-8839
YOUR SUPPORT IS IMPORTANT. PLEASE VOTE TODAY!
Respectfully,
Shareholders for a Better Bank

Richard M. Osborne and Steven A. Calabrese